CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


         Date of Report
(Date of Earliest Events Reported):                      Commission File Number:
         JULY 21, 2000                                   333-80429


                                   FORM 8-K/A

                           Asset Servicing Corporation
          ------------------------------------------------------------
             (exact name of registrant as specified in its charter)

       Nevada                                              75-2823489
----------------------                                   ---------------
(State of Incorporation)                                   (IRS ID No.)


           709-B West Rusk, Suite 580, Rockwall, Texas       75087
           -------------------------------------------    ----------
            (Address of principal executive offices)       (Zip code)

Registrant's telephone number, including area code: 214-212-2307


Item 1.  Changes in Control of Registrant.

On July 21, 2000, in accordance with the merger agreement described in Item 2, the following describes persons who are the new directors and control persons with their respective stock ownership:

W. Cleveland Smith                     Director          3,600,000        16.16%
Raymond H. Adler                       Director          2,250,000        10.10%
Charles Freeney
  through JBCF, Ltd.                   Shareholder       6,000,000        26.79%

The former director, Charles Smith, owens 1,600,000 shares at 7.18%.

Item 2.  Acquisition of Assets.

On July 21, 2000, Asset Servicing Corporation effected a merger whereby:

a) the company effected an 8 for 1 forward stock split, bringing the outstanding stock of the company from 347,000 to 2,776,000;

b) the company issued 19,495,000 shares of its common stock for 100% of the outstanding stock of Park Pass.com, Inc. Park Pass.com, Inc. is a company with licensed technology that enables it to provide total cashless systems and integration of entertainment parks and similar facilities.

c)       the company will change its name to Omni Park Pass.com, Inc.

Item 6.  Resignation of Directors.

Under the merger described in Item 2, Charles Smith will resign as a Director effective July 21, 2000 and the following will become directors of the company:

W. Cleveland Smith                  Director
Raymond H. Adler                    Director



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                             ASSET SERVICING CORPORATION
                                             -----------------------------------
                                              (Registrant)


                                             BY:  /s/  Charles Smith
                                                --------------------------------
                                                  Charles Smith, President

DATE:   July 21, 2000
        Rockwall, Texas